UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 14a-12
AQUILA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This filing consists of a joint press release issued by Aquila, Inc. and Great Plains Energy Incorporated on August 28, 2007.

AQUILA AND GREAT PLAINS ENERGY ANNOUNCE

SPECIAL SHAREHOLDER MEETINGS

AND RECEIPT OF ANTITRUST CLEARANCE

Prospectus / joint proxy statement will be mailed to shareholders on or about September 4, 2007

KANSAS CITY, MO, August 28, 2007 – Aquila, Inc. (NYSE:ILA) and Great Plains Energy Incorporated (NYSE:GXP) today announced special shareholder meetings to vote on the pending merger of Aquila and a subsidiary of Great Plains Energy. Aquila’s special shareholder meeting will be held at 10 a.m. (Central Time) on October 9, 2007 at Adams Pointe Conference Center, 1400 NE Coronado Drive, Blue Springs, Mo. Great Plains Energy’s special shareholder meeting will be held at 10 a.m. (Central Time) on October 10, 2007 at Westin Crown Center, One East Pershing Rd., Kansas City, Mo.

Each company’s shareholders of record at the close of business on August 27, 2007 will be mailed definitive proxy materials (including the joint proxy statement/prospectus) in connection with the proposed merger and will be entitled to vote at the special meeting of shareholders. The joint proxy statement/prospectus forms part of the registration statement filed on Form S-4 by Great Plains Energy that was declared effective by the Securities and Exchange Commission on August. 27, 2007 and under which Great Plains Energy will issue shares of its common stock to Aquila shareholders in connection with the merger.

The approval of the shareholders of Aquila and Great Plains Energy is required to complete the proposed merger. The companies have also filed applications with various state and federal authorities (including the Federal Energy Regulatory Commission and the state public service commissions in Colorado, Iowa, Kansas, Missouri, and Nebraska) to obtain the regulatory approvals necessary to close the transaction.

Aquila and Great Plains Energy also announced that they have been advised by the Federal Trade Commission that it has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), in connection with the proposed merger. The early termination of the waiting period became effective on August 27, 2007. Expiration or early termination of the HSR waiting period without action by either the Federal Trade Commission or the Department of Justice is a condition to completion of the proposed merger.

Based in Kansas City, Mo., Aquila owns electric power generation and operates electric and natural gas transmission and distribution networks serving approximately 900,000 customers ion Colorado, Iowa, Kansas, Missouri and Nebraska. More information is available at www.aquila.com.

Great Plains Energy, headquartered in Kansas City, Mo., is the holding company for Kansas City Power & Light, a leading regulated provider of electricity in the Midwest, and Strategic Energy, LLC, a competitive electricity supplier. The company's website is www.greatplainsenergy.com.

Additional Information and Where to Find It

In connection with the acquisition of Aquila by Great Plains Energy, Great Plains Energy filed with the SEC a registration statement on Form S-4 (Registration No. 333-142715), containing a preliminary joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains Energy and Aquila. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS ENERGY AND AQUILA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, AQUILA AND THE ACQUISITION. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila, Inc., with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila by contacting Aquila, 20 West Ninth Street, Kansas City, MO 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains Energy, Aquila, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of Great Plains Energy and their ownership of Great Plains Energy common stock is set forth in the proxy statement for Great Plains Energy’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2007. Information regarding Aquila, Inc., directors and executive officers and their ownership of Aquila, Inc., common stock is set forth in the proxy statement for Aquila’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 21, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains Energy, Aquila, and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction.

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